February 27, 1998

John L. Flynn, Esquire
The Fairchild Corporation
300 West Service Road
P.O. Box 10803
Chantilly, VA 20153

Dear John:

      This  letter agreement between The Fairchild
Corporation ("Fairchild") and you, relates to severance and change of control payments.

      Severance Payments.   In exchange  for  your
continued services as an executive of Fairchild or
its  successors, and subject to your having  been,
on   the  date  of  termination,  an  employee  of
Fairchild  or  its successors, for at  least  five
years (and for purposes of determining duration of
service,  service for Fairchild and its successors
shall  be  aggregated) and an officer of Fairchild
or  its successors, for at least three years  (and
for purposes of determining duration of service as
an  officer,  service as an officer for  Fairchild
and its successors shall be aggregated), Fairchild
for  itself and its successors hereby agrees  that
if  your employment shall be terminated either  by
Fairchild  or its successors for any reason  other
than cause, or by you for Good Reason, you or your
estate shall be entitled to receive from Fairchild
or its successors as severance, an amount equal to
the  sum  of:   (i)  two times your  then  current
annual base salary, plus (ii) an amount in lieu of
incentive  bonus,  irrespective  of  whether  such
incentive  bonus would or could have been  earned,
equal  to  your then current annual  base  salary,
which amount, i.e., the sum of (i) and (ii) above,
shall  be  payable in a lump sum within  ten  days
after  the effective date of termination  of  your
employment.   In  addition to the  foregoing,  you
will be entitled to the immediate vesting of all stock options which you hold in the shares of Fairchild or its successor.

     Change of Control Payments.  In addition, and
notwithstanding   whether   the   conditions   for
severance  pay  have been met,  if  a  "Change  of
Control" (as defined in the attached Exhibit A) of
Fairchild  occurs while you are still an  employee
of  Fairchild,  you shall be entitled  to  receive
from  Fairchild or its successors an amount  equal
to     the     sum    of:    (i)     two     times
your then current annual base salary, plus (ii) an
amount in lieu of incentive bonus, irrespective of
whether  such incentive bonus would or could  have
been  earned,  equal to your then  current  annual
base  salary, which amount, i.e., the sum  of  (i)
and (ii) above, shall be payable:  (a) one-half in
a  lump sum on the date of Change of Control  (the
"First  Change Payment") and, (b) as long as  your
employment  continues, one-half over  a  one  year
period  in four quarterly installments, commencing
three  months after the date of Change of  Control
(the  "Second Change Payments").  During said  one
year   period,   if  your  employment   shall   be
terminated either by Fairchild (or its successors)
for  any  reason other than cause, or by  you  for
Good  Reason,  you  shall be entitled  to  receive
immediately:  (i) the First Change Payment (if not
already  paid),   (ii) any Second Change  Payments
not   yet  paid,  and  (iii)  the  full  severance
payment, if you qualify for such severance payment
by  dint of duration of service, as referred to in
the    preceding   paragraph   of   this   letter.
Termination by Fairchild of your employment (other than for cause) within one hundred and eighty days prior to a Change of Control shall be deemed to have been a termination in contemplation of such Change of Control, entitling you to the First
Change Payment hereunder.

     Enforcement. If you are the prevailing party in a suit or proceeding against Fairchild, or its successors, to enforce or defend your rights under this agreement, you shall be entitled to recover from Fairchild, or its successors, your reasonable attorneys' fees and other costs and expenses in connection with such suit or proceeding.

     Definition of Good Reason:  "Good Reason" (as
used  in  the  preceding paragraph)  includes  any
action by Fairchild (or its successors) which  (i)
results  in  a  reduction  in  your  compensation,
position,  authority, duties  or  responsibilities
whether    or    not   your   senior    management
opportunities are substantially lessened, or (ii) results in your primary place of employment being relocated more than 35 miles from the current
Dulles Airport location, or (iii) would be deemed a constructive termination under applicable law.

     Supplementary Executive Retirement Plan.  You
shall  be  entitled to participate in  Fairchild's
Supplementary  Executive  Retirement   Plan   (the
"SERP").   Notwithstanding the provisions  of  the
SERP, for purposes of determining years of service with Fairchild, or its successors, you shall be credited with two years of service for each of the first ten years you remain an active employee of Fairchild or its successors, but the foregoing shall not affect vesting requirements which shall remain in accordance with the SERP.

     Payments Pursuant to Base Salary or Incentive
Compensation  During Term of Employment.   No  sum
payable  to  you  upon a Change of  Control  shall
limit or affect your entitlement to base salary or
incentive  compensation  for  all  periods  during
which  you  are  employed  by  Fairchild  or   its
successors.

       Limitation  on  Payments  Pursuant  to  IRC
280G.   In  no  event  shall any  amounts  payable
pursuant to this letter agreement which are deemed to constitute "parachute payments" (as defined in Section 280G of the Internal Revenue Code, as amended by the Tax Reform Act of 1986, and as thereafter amended (the "Code")), when added to any other payments which are deemed to constitute
"parachute payments" as defined in the Code, exceed 2.99 times your "base amount" (as defined in the Code).

     Please acknowledge your agreement with the terms of this letter agreement by signing the attached copy and returning same to The Fairchild
Corporation (Attention, Mary Shaw). This letter agreement shall be effective as of the date of your acceptance.

                    Very truly yours,

                    THE FAIRCHILD CORPORATION


                    By:       Jeffrey J. Steiner
                         Chairman of the Board,
                         Chief Executive Officer
                         and President




ACCEPTED AND AGREED

John L. Flynn







                     EXHIBIT A

"Change of Control" means the occurrence of any of the following events:

     (i)   Any  "Person", other than one  or  more
"Permitted Holders", is or becomes the "Beneficial
Owner",  directly or indirectly, of more than  20%
of  the  total  voting power (the "Vote")  of  the
"Voting  Stock" of the Company, and the  Permitted
Holders    "beneficially   own",    directly    or
indirectly, in the aggregate a lesser percentage of the Vote of all the Voting Stock of the Company than such other Person; provided, however, such other Person shall be deemed to beneficially own all Voting Stock of a corporation held by any other corporation (the "Parent Corporation"), if such other Person "beneficially owns", directly or indirectly, more than 20% of the Vote of the Voting Stock of such Parent Corporation, and the Permitted Holders "beneficially own", directly or indirectly, in the aggregate a lesser percentage of the Vote of the Voting Stock of such Parent
Corporation;

      (ii)  During  any period of two  consecutive
years, individuals who at the beginning of any such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office;

      (iii)      The Company consolidates with  or
merges with or into another Person, pursuant to  a
transaction  (a)  in which the outstanding  Voting
Stock  of the Company is changed into or exchanged
for cash, securities or other property (other than
any  such transaction where the outstanding Voting
Stock  of the Company is changed into or exchanged
for  Voting  Stock of the surviving  corporation),
and  (b) in which the holders of the Vote  of  the
Voting  Stock of the Company immediately prior  to
such transaction own, directly or indirectly, less
than a majority of the Vote of the Voting Stock of
the   surviving  Person  immediately  after   such
transaction, and (c) by which an event described in Section (i) shall have occurred; or

      (iv) The Company is liquidated or dissolved, or all or substantially all of its directly or indirectly held assets are sold or otherwise conveyed to a third party other than one or more
Permitted Holders.

      "Beneficial Owner" has the meaning set forth
in  Rules 13d-3 and 13d-5 under the Exchange  Act,
except  that a person shall be deemed  to  be  the
Beneficial  owner  of  all shares  that  any  such
person  has  the  right to acquire,  whether  such
right is exercisable immediately or only after the
passage   of   time;  and  the  terms  "beneficial
ownership" and "beneficially owns" have meaning correlative to the foregoing;

      "Permitted Holders" means Jeffrey J. Steiner and his "associates" (as defined in Rule 12b-2 under the Exchange Act) or any other person directly or indirectly controlled by Jeffrey J.
Steiner.

     "Person" shall be as defined in Section 13(d) and 14(d) of the Exchange Act.

      "Voting Stock" means, with respect to a corporation, (i) all classes of capital stock then outstanding of such corporation entitled to vote in elections of directors, and (ii) any security which may, at the option of the holder, be converted into or exchanged for Voting Stock.